May 17, 1995
                                                            Amended May 26, 2000
                                                             Revised and Amended
                                                                   April 6, 2005

                           ARMSTRONG ASSOCIATES, INC.
                                PORTFOLIOS, INC.

                                 CODE OF ETHICS

                                TABLE OF CONTENTS

1.    Introduction .........................................................   1
2.    Definitions ..........................................................   2
3.    General Statement ....................................................   6
4.    Guiding Principles of the Code of Ethics .............................   7
5.    Overall Responsibilities and Requirements of the Code ................   7
6.    Specific Individual Responsibilities Regarding Pre-clearance of Security Transactions and Annual and Quarterly Reporting
        Requirements .......................................................   8
7.    Administration, Review, Recordkeeping and Reporting
      Responsibilities .....................................................  11
8.    Questions; Interpretations ...........................................  12
9.    Sanctions ............................................................  12
10.   Annual Certification .................................................  13
11.   Attachments ..........................................................  13

1.    INTRODUCTION

      The following Code of Ethics (this "Code") that was adopted as of May 17, 1995, amended May 26, 2000 and further revised and amended April 6, 2005 by the respective Boards of Directors of Armstrong Associates, Inc., a Texas corporation (the "Fund"), which is registered as an open-end investment company under the Investment Company Act, and Portfolios, Inc., a Texas corporation (the "Adviser"), which is registered as an investment adviser under the Investment Advisers Act, establishes standards of conduct and reporting procedures with respect to securities transactions by their respective directors, officers and employees. This Code is intended to further the compliance by the Adviser and the Fund with their respective duties under the Investment Advisers Act (including Rule 204-2 and Rule 204A-1 thereunder and Part 275), the Investment Company Act (including Rule 17j-1 thereunder and 38a-1) and the Insider Trading and Securities Fraud Enforcement Act.

2.    DEFINITIONS.

      (A) Certain Defined Terms. As used in this Code, the following terms shall have the respective meanings set forth below.

      "Access Person" means any "Advisory Person" of the Fund and any "Supervised Person" of the Adviser.

      (i) "Advisory Person" means any director, officer, or employee of the Fund or of any company in a control relationship to the Fund, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and any natural Person in a control relationship to the Fund who obtains information concerning current recommendations made to the Fund with regards to the purchase or sale of Covered Securities by the Fund; provided however, that no Person shall be deemed an Advisory Person by reason of obtaining such current information through:

            (a) reports to the Fund's shareholders or to an Account advised by the Adviser for such Person, for members of such Person's immediate family or for any other Person with respect to which such Person has or shares, directly or indirectly, the Investment Power,

            (b)   filings with governmental agencies,

            (c)   other public documents.

      (ii)  "Supervised Person" means a Person:

            (a) who has access to nonpublic information regarding any clients purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

            (b) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic

      "Account" means the Fund or any Account of any other Person for which the Adviser has been engaged to manage in connection with the purchase or sale of Securities.

      "Adviser" means Portfolios, Inc.

      "Annual Holdings Report" is an annual report made by all "Access Persons" as of June 30 of each year detailing all covered security holdings and related brokerage accounts. (Attachment "B" )

      "Being Considered for Purchase or Sale" occurs:

      (i) when there has been communication of a decision to purchase or sell a Security for any Account or that such a decision is seriously being considered for any Account,

      (ii) with respect to the Person making the decision, when such Person seriously considers making such a decision for any Account.

      "Beneficial Owner" means any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the Securities, subject to the following:

      (i) The term "pecuniary interest" in any class of Securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities.

      (ii) The term "indirect pecuniary interest" in any class of Securities shall include, but not be limited to:

            (a) Securities held by members of an individual's immediate family sharing the same household,

            (b) A general partner's proportionate interest in the portfolio Securities held by a general or limited partnership,

            (c) A Person's right to dividends that is separated or separable from the underlying Securities (otherwise, a right to dividends alone shall not represent a pecuniary interest in the Securities),

            (d)   A Person's interest in Securities held by a trust,

            (e) A Person's right to acquire Equity Securities through the exercise or conversion of any warrant, option or convertible Security, whether or not presently exercisable.

      (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio Securities held by a corporation or similar entity in which the Person owns Securities if the shareholder is not a Controlling shareholder of the entity and does not have or share investment Control over the entity's portfolio.

      The foregoing definition of Beneficial Owner shall be interpreted in the same manner as it would be in determining whether a Person is subject to the provisions of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.

      "Chief Compliance Officer or CCO" means the Person designated by the Fund and Advisor to administer and enforce compliance policies and procedures.

      "Code" means this Code of Ethics.

      "Control" means the power to exercise a controlling influence over the management or policies of a Person unless such power is solely the result of an official position (e.g., as a director or officer) with such Person. Any Person who owns beneficially, either directly or through one or more controlled Persons, more than 25 per centum of the voting securities of a Person shall be presumed to control such Person. Any Person who does not own more than 25 per centum of the voting securities of any Person shall be presumed not to Control such Person. A natural Person shall be presumed not to be a Controlled Person within the meaning of this definition.

      "Covered Securities" includes all Securities except the following:

      (i)   Direct obligations of the Government of the United States,

      (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements,

      (iii) Shares issued by open-end Funds, except shares of Armstrong Associates, Inc.

      "Equity Security" means any stock or similar Security; or any Security convertible, with or without consideration, into such a Security, or carrying any warrant or right to subscribe to or purchase such a Security; or any such warrant or right.

      "Excluded Account" means an account of which an Access Person may be a Beneficial Owner, but as to which either:

      (1)   the Access Person does not have any Investment Power, or

      (2) the Adviser is engaged as to act as investment adviser and maintains records of all of its Securities transactions.

      "Federal Securities Laws" means

      (1)   The Securities Act of 1933
      (2)   The Securities Exchange Act 1934
      (3)   The Sarbanes-Oxley Act of 2002
      (4)   The Investment Company Act of 1940
      (5)   The Investment Advisers Act of 1940 Title V of the
            Gramm-Leach-Bliley Act
      (6)   Any rules adopted by the Commission under any of these statutes
      (7)   The Bank Secrecy Act as it applies to funds
      (8) Any rules adopted thereunder by the Commission or Department of the Treasury

     "Fund" means Armstrong Associates, Inc.

      "Initial Holdings Report" is a report filed by all new Access Persons which must be filed within 10 days of becoming an Access Person detailing all covered security holdings and related brokerage or bank custody accounts held and maintained by the new Access Person. (Attachment "A")

      "Initial Public Offering or IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

      "Investment Advisers Act" means the Investment Advisers Act of 1940.

      "Investment Company Act" means the Investment Company Act of 1940.

      "Investment Power" includes the power to acquire or dispose of any Security or to direct the acquisition or disposition of any Security.

      "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933.

      "Material Information" means information which a reasonable investor would consider important in making his or her investment decisions, or information that is reasonably likely to have a substantial effect on the price of a company's securities; and it includes, but is not limited to, annual or quarterly financial results; a significant change in earnings forecasts; significant write-downs of assets or additions to reserves; significant litigation; public offerings; negotiations or agreements regarding significant acquisitions, divestitures or business combinations; a change in dividend policy; and major management changes.

      "Nonpublic Information" means information which has not been effectively communicated to the market place.

      "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Private Placement" is a security offering that is not registered under the Securities Act of 1933.

      "Public Company" means a Person whose Securities are listed on a national securities exchange or are traded in NASDAQ National Market System.

      "Public Offering "means an offering of securities registered under the Securities Act of 1933.

      "President" means the President of Portfolios, Inc. and Armstrong Associates, Inc.

      "Quarterly Transaction Report" means a report filed by all Access Persons within 30 days of the end of each calendar quarter listing all Covered Security Transactions during the quarter just ended and providing required information on all new Broker/Bank custody accounts established during said quarter. (Attachment "D" & "E")

      "Reportable Funds" means Armstrong Associates, Inc.

      "Reportable Securities" includes "Covered Securities" and "Reportable
Funds"

      "Securities" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle option or privilege entered into on a national securities exchange relating to a foreign currency, or in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase any of the foregoing.

      "Security Transaction Request" is the form used to request pre-clearance of transactions involving "Covered Securities". (Attachment "C")

      (B)   Miscellaneous. Within this Code,

            (i)   words of any gender include any other gender,

            (ii) words in the singular number include the plural, unless the context otherwise requires,

            (iii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Code shall refer to this Code as a whole and not to any particular provision of this Code.

3.    GENERAL STATEMENT

      Portfolios, Inc. and Armstrong Associates, Inc. are covered by numerous Federal Laws and extensive and changing rules and regulations of the Securities and Exchange Commission. The State of Texas also has requirements that the two companies must abide by. In addition, Portfolios, Inc. has a legal fiduciary obligation to its clients, including Armstrong Associates, Inc., in connection with the investment advice and management services that it provides as well as an obligation of confidentiality to its clients. All employees, including all officers, that have access to the current investment activities of either of the two companies and/or client account information are defined as an Access Person and are subject to this Code of Ethics.

4.    GUIDING PRINCIPLES OF THE CODE OF ETHICS

      It is the intent and guiding principle of Portfolios, Inc. and Armstrong Associates, Inc. to conduct all business and investment activities in a legal, professional and ethical manner at all times. The best interest of clients and shareholders and adherence to applicable regulations must be the day to day objectives of all personnel. All employees (including all officers) of Portfolios and Armstrong are expected and required to conduct themselves in a fiduciarily, correct and regulatory proper manner in line with these objectives and are subject to the requirements of the Code.

5.    OVERALL RESPONSIBILITIES AND REQUIREMENTS OF THE CODE INCLUDE THE
      FOLLOWING

      (A) Each Access Person has the duty at all times to place the interest of the Adviser's clients, including the Fund and Fund shareholders, before his personal transactional interests in Securities.

      (B)   Each Access Person shall:

            (i) conduct all personal Securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and

            (ii)  not take inappropriate advantage of his position, and

            (iii) promptly report any violations of the Code to the CCO.

      (C) No Access Person shall unnecessarily discuss securities transactions and security holdings of the Fund or the Advisor's clients. See Armstrong Associates, Inc. and Portfolios, Inc. Policy Concerning Disclosure of Fund Portfolio Holdings (Attachment "M")

      (D) All Access Persons must report and maintain the confidentially of all nonpublic personal information concerning clients and former clients of the Advisor and shareholders and former shareholders of the Fund (Attachments "F" & "G").

      (E) Access Persons are forbidden from trading, either personally or on behalf of others, (including any accounts managed by Portfolios, Inc.), on material nonpublic information or communicating material nonpublic information to others in violation of the law.

      (F) All Access Persons are required to comply with applicable Federal Securities Laws. (Attachment "F")

      (G) No Access Person shall receive any gift of money or item of more than de minimis value from any Person who acts as a broker or dealer for the Fund.

      (H) No Access Person shall serve as a director of any Public Company without the prior consent of the respective Boards of Directors of the Adviser and the Fund.

6. SPECIFIC INDIVIDUAL RESPONSIBILITIES REGARDING PRE-CLEARANCE OF SECURITY TRANSACTIONS AND ANNUAL AND QUARTERLY REPORTING REQUIREMENTS

      (A)   Security Transactions:

            (1) All Access Persons are required to obtain prior approval for all Covered Security Transactions and Transactions in shares of Armstrong Associates, Inc., except transactions in securities specifically excluded as noted in (A)(6). The Chief Compliance Officer or, in her absence, the President, is responsible for reviewing and approving or denying all transaction requests.

            (2) Transaction requests will be submitted on a "Security Transaction Request Form" (Attachment "C").

            (3) Procedures for requesting prior approval of transactions in shares of Armstrong Associates, Inc. a fund managed by Portfolios, Inc., are detailed in Attachment "L"

            (4) At the time of a request for approval for a Security Transaction, the Access Person will be required to provide information as to:

                  (i)   the reason for the transaction,

                  (ii)  the source of information,

                  (iii) the execution plans for the transaction, and

                  (iv) the information obtained on (i) through (iii) will be noted on the Security Transaction Request form.

            (5) Upon receiving transaction approval, the requesting Access Person will have three (3) full business days from the approval date to execute the transaction. An extension of the time, if needed, may be available on request.

            (6) Reasons for denial of a transaction will be included on the Security Transaction Request and may include, but are not limited to, the following reasons:

                  (i) Security is "Being Considered for Purchase or Sale" for a client of the Advisor or the Fund

                  (ii) Security is being purchased or sold for a client of the Advisor or the Fund.

                  (iii) Security has been purchased or sold for a client of the
                        Advisor or the Fund within the preceding three (3) business days.

                  (iv) Proposed sale of a security is within 60 calendar days of its purchase.

                  (v)   The source of information is inappropriate.

            (7) The following transactions are specifically excluded from the requirement of prior approval detailed in 4. (A)(1):

                  (i)   Direct obligations of the Government of the United
                        States.

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                  (iii) Shares issued by open-end Funds, except shares of
                        Armstrong Associates, Inc.

                  (iv) Transactions in connection with a stock dividend or split, a tender offer, merger, consolidation, share exchange or other business combination or which are non volitional on the part of either the Access Person or the Account.

                  (v) Acquisitions which are part of an automatic dividend reinvestment plan.

                  (vi) Acquisitions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (vii) Covered Security Transactions in any account over which that Access Person has no direct or indirect influence or control.

      (B) Reporting Requirements for Access Person on Security Portfolio Holdings, Broker/Bank Custody Accounts and Covered Security Transactions.

            (1) New Access Persons are required to provide an Initial Holdings Report to the CCO, in writing, no later than 10 days after becoming an Access Person including the following:

                  (a) The name, and number of shares/par value of each Covered Security the Access Person held and had direct or indirect benefit from on the date the Person became an Access Person.

                  (b) The name, address and account number of the broker/bank custodian accounts holding the securities listed in response with (B)(1)(a).

                  (c) The report submitted must be dated on submission and the information submitted current within 45 days of the date such Person became an Access Person.

                  (d) Each Access Person must direct their broker to supply to the President on a timely basis duplicate copies of confirmations of all Covered Securities Transactions and copies of periodic statements for all securities accounts.

            (2) All Access Persons must provide to the CCO within 30 days of the end of each calendar quarter a Quarterly Transaction Report which:

                  (a) Covers all transactions during the quarter in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a covered security:

                        (i) The date of the transaction, the security description, interest rate, maturity date and the number of shares or principal amount of each covered security involved.

                        (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition).

                        (iii) The price of the covered security at which the
                              transaction was effected.

                        (iv) The name and address of the broker or bank with or through which the transaction was effected.

                        (v) The date that the report is submitted by the Access Person to the CCO.

                  (b) Includes the following with respect to any account established by the Access Person not previously reported in which any Covered Securities were held or acquired during the quarter for the direct or indirect benefit of the Access Person:

                        (i) The name and address of the broker, dealer or bank with which the Access Person established the account.

                        (ii)  The date the account was established.

                        (iii) Copies of any applicable account statements
                              generated during the reporting period not previously provided.

                        (iv) The date that the report is submitted by the Access Person to the CCO.

                  (c) With respect to any account closed by the Access Person previously reported in which any covered securities were held during the quarter for the direct or indirect benefit of the Access Person:

                        (i) The name and address of the broker, dealer or bank with which the Access Person closed the account.

                        (ii)  The date the account was closed.

                        (iii) Copies of any applicable account statements
                              generated during the reporting period not previously provided.

                        (iv) The date that the report is submitted by the Access Person to the CCO.

            (3) Each Access Person must annually provide to the CCO an Annual Holdings Report as of June 30 within 30 days of the year end the following information on securities the Access Person holds and receives direct or indirect benefit from. Such information must be current within 45 days of the date the report is submitted.

                  (a) The description, number of shares or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership.

                  (b) The name and address of any broker, or bank with which the Access Person maintained an account during the year in which any Covered Securities were held for the direct or indirect benefit of the Access Person.

                  (c) The date that the report is submitted by the Access Person to the CCO.

            (4) All Access Persons must direct their brokers to supply to the President on a timely basis duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

            (5)   A Person need not make a report under items (B) (1) (2) and
                  (3) with respect to Covered Security transactions and holdings in any "Excluded Account" over which the person has no direct or indirect influence or control.

7.    ADMINISTRATION, REVIEW, RECORDKEEPING AND REPORTING RESPONSIBILITIES

      (A) The CCO is responsible for the general administration of the Code of Ethics and in such capacity shall use reasonable diligence and institute procedures reasonably necessary to insure compliance and prevent violations of the Code.

      (B) The CCO is responsible for insuring that Security Transaction Requests, Initial Holdings Reports, Quarterly Transaction Reports and Annual Holding Reports are properly submitted, reviewed and, as needed, acted upon.

      (C) Records of all transaction requests are to be maintained as part of the records of the Advisor/Fund.

      (D) A current "listing" of all Access Persons and Service Providers must be maintained by the CCO and updated as necessary but, in any case no less than annually. (Attachment "K")

      (E) All Initial Holdings Reports, Annual Holdings Reports, Quarterly Transaction Reports and Security Transaction Request are to be made a part of the permanent records of the Advisor/Fund.

      (F) For consideration by the Board of Directors of the Fund, the President shall annually:

            (i) Provide a written report to the Board of Directors of the Fund that describes issues that arose during the previous year under the Code of Ethics including, but not limited to, information about material Code or procedure violations and any sanctions imposed in response to those material violations.

            (ii) Certify to the Fund's Board of Directors that procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics have been adopted.

      (G) The CCO will annually report to the Board of Directors of the Fund and,

            (i)   Provide a written report on:

                  (a) the operation of the Fund's compliance policies and procedures, including those of the Fund's service providers,

                  (b) any material changes to the policies and procedures that had occurred since the previous report,

                  (c) any recommendations for material changes to the policies and procedures as a result of the annual review, and

                  (d) any material compliance matters since the date of the last report.

            (ii) Meet in private with the Independent Directors (solely) of the Fund.

8.    QUESTIONS; INTERPRETATIONS

Questions or requests for interpretations of this Code should be directed to the CCO, or the President, who shall have the right to consult with Counsel with respect thereto.

9.    SANCTIONS

Upon discovering a violation of this Code, the President may impose such sanctions as deemed appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

10.   ANNUAL CERTIFICATION

Each Access Person must certify annually that she has read and understands the Code and recognizes that she is subject to the Code (Attachment "J"). In addition, each Access Person must certify annually that she has complied with the requirements of the Code and that she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

11.   ATTACHMENTS

                                                                     Attachments
Initial Holdings Report                                                  A
Annual Holdings Report                                                   B
Security Transaction Request                                             C
Quarterly Transaction Report                                             D
New and/or Closed Broker/Bank Accounts                                   E
Armstrong's Privacy and Security Policy                                  F
Portfolios Privacy and Security Policy                                   G
Insider Information                                                      H
Policy concerning Federal Security Laws                                  I
Annual Certification                                                     J
Access Persons and Service Providers                                     K
Portfolios/Armstrong Employee Purchases of AAI Shares                    L
Armstrong/Portfolios Policy Concerning Disclosure
   of Fund Portfolio Holdings                                            M

INITIAL HOLDINGS REPORT OF INVESTMENTS AS OF ___________________________

1.       Name:__________________________________________________________________

2.       Holding Firm Name and Address:_________________________________________

________________________________________________________________________________

3.       Account Number & Styling:______________________________________________

4.       Total Pages Submitted:____________________

================================================================================
PAR VALUE/SHARES                              SECURITY NAME & CLASS
================================================================================

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



___________________________________         ___________________________________
Reviewed by        Date                     Submitted by

___________________________________
Reviewed by        Date

Note: If there are multiple accounts, list each separately and indicate total pages submitted on item 4 above.


                                                                  ATTACHMENT "A"

ANNUAL HOLDINGS REPORT OF INVESTMENTS AS OF JUNE 30, ___________________________

3.    Name:_____________________________________________________________________

4.    Holding Firm Name and Address:____________________________________________

      __________________________________________________________________________

3.    Account Number & Styling:_________________________________________________

4.    Total Pages Submitted:____________________


================================================================================
PAR VALUE/SHARES                          SECURITY NAME & CLASS
================================================================================

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


___________________________________         ___________________________________
Reviewed by        Date                     Submitted by

___________________________________
Reviewed by        Date

Note: 1. If there are multiple accounts, list each separately and total pages submitted on item 4 above.
      2.    To be submitted no later than July 31.


                                                                  ATTACHMENT "B"

                            ARMSTONG ASSOCIATES, INC.
                                PORTFOLIOS, INC.

                       REQUEST FOR APPROVAL OF ORDERS FOR
                  PERSONAL ACCOUNTS PURSUANT TO CODE OF ETHICS

================================================================================
Account Name:
--------------------------------------------------------------------------------

Approved By:
--------------------------------------------------------------------------------
Approval Date and Time:      Date               Time                Price
                             ----               ----                -----

================================================================================


        ========================================================================
        Shares      Security     Trade     Time Order        Execution
                                 Denied      Placed            Price

        ________________________________________________________________________

Buy
________________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

Sell
________________________________________________________________________________

        ________________________________________________________________________

================================================================================

Please Note:      ALL TRADES MUST BE APPROVED BY C. K. LAWSON OR CANDACE BOSSAY

                  IF TRADE IS NOT EXECUTED ON DATE OF APPROVAL, IT MUST BE REAPPROVED.


                                                                  ATTACHMENT "C"

Name:___________________________________________________________________________

QUARTERLY TRANSACTIONS REPORT OF INVESTMENTS AS OF _____________________________

================================================================================
                                                                   BROKER/BANK
   DATE OF         TYPE OF                DOLLAR                     EXCUTING
 TRANSACTION     TRANSACTION   SECURITY   AMOUNT   SHARES  PRICE   TRANSACTION
================================================================================

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Note: 1.    If there are multiple accounts, list each separately.
      2.    Statements (if applicable) covering the current quarter must be attached.
      3.    To be submitted no later than 30 days from end of quarter.

Total Pages Submitted: ____________________

___________________________________         ___________________________________
Reviewed by        Date                     Submitted by              Date

___________________________________
Reviewed by        Date


                                                                 ATTACHEMENT "D"

Name:___________________________________________________________________________

NEWLY ESTABLISHED OR CLOSED BROKER/BANK ACCOUNTS SINCE LAST REPORT

======================= ================== =====================================
       NAME OF               ACCOUNT                   DATE ACCOUNT
     BROKER/BANK             NUMBER                 ESTABLISHED/CLOSED
======================= ================== =====================================

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Note: 1.    If there are multiple accounts, list each separately.
      2.    Statements (if applicable) covering the current quarter must be attached.
      3.    To be submitted no later than 30 days from end of quarter.

Total Pages Submitted:____________________


___________________________________         ___________________________________
Reviewed by        Date                     Submitted by        Date

___________________________________
Reviewed by        Date


                                                                 ATTACHEMENT "E"

                           Armstrong Associates, Inc.

                    Privacy Security Policies and Procedures concerning Nonpublic Personal Information

Privacy Policy:

We do not disclose any nonpublic personal information about our shareholders and former shareholders to anyone, except as is permitted by law and necessary in connection with the operation and management of the Fund.

Security Policy:

We restrict access to nonpublic personal information about our shareholders and former shareholders to those employees who need to know that information in connection with the operation and management of the Fund. We maintain physical, electronic, and procedural safeguards to guard nonpublic personal information.

Procedures

The privacy policy notice of Armstrong Associates, Inc. that has been prepared for public distribution is attached. This policy will be sent to:

      (1)   all Armstrong Shareholders, and,

      (2) all prospective Shareholders prior to the purchase of shares unless they waive prior notification in which case the policy will be sent with the purchase confirmation, and,

      (3) the privacy policy will be included with all prospectuses sent to individuals, and,

      (4) to all Shareholders annually in connection with the delivery of their annual Shareholders report.

      (5) All officers and employees of the Fund will be provided a copy of the Privacy and Security Policy and will acknowledge annually, in writing, that they understand and are subject to the policies. The form for the required acknowledgement is attached.

Attachments

February 28, 2005                                                 ATTACHMENT "F"

                                Portfolios, Inc.

                  Privacy and Security Policies and Procedures
                    concerning Nonpublic Personal Information

Privacy Policy:

We do not disclose any nonpublic personal information about our clients and former clients to anyone, except as is permitted by law and necessary in connection with the operation and management of client portfolios.

Security Policy:

We restrict access to nonpublic personal information about our clients and former clients to those employees who need to know that information in connection with the operation and management of client portfolios. We maintain physical, electronic, and procedural safeguards to guard nonpublic personal information.

Procedures

1. A copy of Portfolios, Inc. Privacy and Security Policies (copy attached) are provided new clients at the time of an account opening.

2. A copy of Portfolio's Privacy and Security Policies are included annually with the annual report to the client.

3. All officers and employees of the Fund will be provided a copy of the Privacy and Security Policy and will acknowledge annually, in writing, that they understand and are subject to the policies. The form for the required acknowledgement is attached.

Attachments

February 28, 2005

                                                                  ATTACHMENT "G"

To:

Subject:          Policies and Procedures designed to detect and prevent Insider
                  Trading

SECTION I. THE POLICY OF PORTFOLIOS, INC. ON INSIDER TRADING WITH RELATED DISCUSSION OF POLICY

A.    Policy:

      Portfolios, Inc. forbids any officer or employee from trading, either personally or on behalf of others, (including any accounts managed by Portfolios, Inc.), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Portfolios, Inc. policy applies to every officer and employee and extends to activities within and outside their duties at Portfolios, Inc. Every officer and employee must read and retain this policy statement. Any questions regarding Portfolios, Inc. on "insider trading" and the procedures to be followed in dealing with potential "insider trading" situations should be referred to C.K. Lawson.

B.    Discussion:

      The term "insider trading" is not define in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

      While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:

      (1) Trading by an insider, while in possession of material nonpublic information, or

      (2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

      (3)   communicating material nonpublic information to others.


                                                                  ATTACHMENT "H"

      Elements of "insider trading" and the penalties for such unlawful conduct are discussed below.

1.    Who is an Insider?

      The concept of "insider" is board. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A "temporary insider" can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Portfolios, Inc. may become a "temporary insider" of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.    What is Material Information?

      Trading on inside information is not a basis for liability unless the information is material. "Material Information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employee's should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      "Material information" does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.    What is Nonpublic Information?

      Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.    Basis for Liability

      i.    fiduciary duty theory

      In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

      In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

      However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

      ii.   misappropriation theory

      Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the "misappropriation theory" can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

5.    Penalties for Insider Trading

      Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            o     civil injunctions
            o     treble damages
            o     disgorgement of profits
            o     jail sentences
            o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
            o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

      In addition, any violation of this policy statement can be expected to result in serious sanctions by Portfolios, Inc., including dismissal of the person involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLCY OF PORTFOLIOS, INC. ON INSIDER TRADING

      The following procedures have been established to aid the officers and employees of Portfolios, Inc. in avoiding "insider trading", and to aid Portfolios, Inc. in preventing, detecting and imposing sanctions against "insider trading." Every officer and employee of Portfolios, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult C. K. Lawson.

1.    Identifying Inside Information

      Before trading for yourself or others, including investment companies or private accounts managed by Portfolios, Inc., in the securities of a company about which you may have potential inside information, ask yourself the following questions:

      i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

      ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

      (i.)  Report the matter immediately to C.K. Lawson.

      (ii.) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Portfolios, Inc.

      (iii.) Do not communicate the information inside or outside Portfolios, Inc., other than to C. K. Lawson.

      (iv.) After C. K. Lawson has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2.    Personal Securities Trading

      All officers and employees of Portfolios, Inc. shall submit to C. K. Lawson a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the officer or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated within ten days after such transaction. The report shall include that name of the security, date of the transaction, quantity, price and broker-dealer through which the transaction was effected. The requirement may be satisfied by sending duplicate confirmations of such trades to C. K. Lawson.

3.    Restricting Access to Material Nonpublic Information

      Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Portfolios, Inc., except C. K. Lawson, as provided in items (i.) through (iv.) in Section II 1. above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

4.    Resolving Issues Concerning Insider Trading

      If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with C.
K. Lawson before trading or communicating the information to anyone.

SECTION III. OFFICER AND EMPLOYEE ACKNOWLEDGEMENT OF RESPONSIBILITIES CONCERNING THE INSIDER TRADING POLICY AND RELATED PROCEDURES OF PORTFOLIOS, INC.

      I have read and understand the foregoing policy and procedures concerning "insider trading" and will comply in all respects with such policy and procedures.

_______________________________             ______________________________
           Name                                        Date

                   Portfolios, Inc./Armstrong Associates, Inc.
              Policy Concerning Adherence to Federal Security Laws

Definitions

      "Federal Securities Laws" means:

      (1)   The Securities Act of 1933

      (2)   The Securities Exchange Act 1934

      (3)   The Sarbanes-Oxley Act of 2002

      (4)   The Investment Company Act of 1940

      (5)   The Investment Advisers Act of 1940 Title V of the
            Gramm-Leach-Bliley Act

      (6) Any rules adopted by the Security Exchange Commission under any of these statutes

      (7)   The Bank Secrecy Act as it applies to funds

      (8) Any rules adopted thereunder by the Security Exchange Commission or Department of the Treasury

General Statement of Policy

It is the intention of Armstrong Associates, Inc. (the "Fund") and Portfolios, Inc. (the "Advisor") to adhere fully to all Federal Securities Laws in its daily operations, reports to shareholders and clients and filings to the regulatory authorities. Further, it is the goal of the Fund and the Advisor to make all filings to the regulators in a timely and accurate fashion.

The Advisor is intent on providing its clients accurate, understandable reports in connection with providing clients personalized investment management and advice that fits the individual clients established investment objectives and needs.

In connection with the above objectives of the Fund and the Adviser, a number of specific procedures for various functions have been established. In addition, a Code of Ethics is in

Page 17 of 22                                                  February 28, 2005


                                                                  ATTACHMENT "I"
place to guide the employees of both organizations in their responsibilities and duties.

Administration

Overseeing the compliance of all officers and employees of the Fund and the Advisor and developing, supervising and modifying procedures as needed is the responsibility of the Chief Compliance Officer.


Page 2 of 2                                                    February 28, 2005


                                                                  ATTACHMENT "I"

                     ANNUAL CERTIFICATION OF ACCESS PERSONS

      I, _____________________, certify that I have read and understand the Code of Ethics of Armstrong Associates, Inc. and Portfolios, Inc., including related Attachments. I recognize and acknowledge that I, as an Access Person, am subject to the requirements and responsibilities of the Code and have complied fully with the Codes' requirements, both in spirit and form, during the fiscal ending June 30, 2005.

_________________________                   ________________________
Witness                                     Signature

                                            ________________________
                                            Date


                                                                  ATTACHMENT "J"

                           ARMSTRONG ASSOCIATES, INC.

                                PORTFOLIOS, INC.

                                 ACCESS PERSONS


                                  C. K. Lawson

                                Candace L. Bossay

                                Claire K. Hurley

                               Dorieta L. Pershing

                                Jose J. Hernandez


             ACCESS SERVICE PROVIDERS OF ARMSTRONG ASSOCIATES, INC.

                         UNION BANK OF CALIFORINA, N.C.


                  ACCESS SERVICE PROVIDERS OF PORTFOLIOS, INC.

                        INVESTORS BANK AND TRUST COMPANY

October 11, 2005


                                                                  ATTACHMENT "K"

                   Portfolios, Inc./Armstrong Associates, Inc.

                        Procedures for Employee Purchases
                         of Armstrong Associates Shares

Policy

Pre-clearance for transactions in shares of Armstrong Associates, Inc. must be obtained by submitting a "Security Transaction Request" to the Chief Compliance Officer or President in the manner described in the "Code of Ethics" of Armstrong/Portfolios. The necessary form is available on request from Candace Bossay or Claire Hurley and a copy of the form is attached.

Procedures

Upon receiving approval:

1. Each purchase order (in the form of a check made payable to Armstrong) must be dated and time stamped prior to 3:00pm Dallas Time on the day of the purchase.

2. Each order must be entered through Candace Bossay or Claire Hurley and must have the date/time stamp reviewed and OK'd.

3. Any redemption orders must be in writing and follow the above requirements for purchases regarding date/time stamps and order submission prior to 3:00pm Dallas Time on the date of the transaction through Candace or Claire.

Attachment - Security Transaction Request form

February 28, 2005


                                                                  ATTACHMENT "L"

                           ARMSTRONG ASSOCIATES, INC.
                                PORTFOLIOS, INC.
                      Policy Concerning Disclosure of Fund
                               Portfolio Holdings

Armstrong Associates, Inc. discloses its portfolio holdings to investors and other interested parties on a calendar quarter basis. The portfolio holdings as of June 30 and December 31 are disclosed through the reports made to shareholders which is also filed with the Securities and Exchange Commission
(SEC). The portfolio holdings as of the quarters ending September 30 and March 31 are available through the SEC website as disclosed in Armstrong's Shareholder report or on request by phone or mail to Armstrong directly.

The SEC filing of the holdings as of the September 30 and March 31 quarters are normally made within 60 days following the end of the quarter. In the case of the June 30 and December 31 disclosures, the Shareholders Reports are typically mailed to the shareholders and filed with the SEC within 60 days of the end of the quarter.

Portfolios, Inc. does not disclose any information regarding client portfolio holdings except to the particular client involved with copies to third parties as specifically requested by the client.

In the case of Armstrong, the client would be represented by the Board of Directors of the Fund. In that connection, the general policy is to give specific portfolio transaction information to the Board that is historical by 15 days or more in order to avoid putting the Independent Directors in the position of becoming "Access Persons".

Any change in the Fund's disclosure policy requires prior approval of the Board.


                                                                  ATTACHMENT "M"